UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 2, 2011

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State of Other Jurisdiction

of Incorporation)

001-32242	38-2511577
(Commission File Number)	(IRS Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of a Director

On May 2, 2011 Mark E. Nunnelly, a Managing Director at Bain Capital, LLC, provided notice to Domino’s Pizza, Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, effective after the meeting of the Board on May 3, 2011. Mr. Nunnelly confirmed that the resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Andrew B. Balson, also a Managing Director at Bain Capital, LLC, was elected to serve another three-year term on the Board at the 2011 Annual Meeting of Shareholders and will continue to serve as a director of the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Domino’s Pizza, Inc. (the “Company”) was held on May 3, 2011. A total of 53,519,341 shares were present or represented by proxy at the meeting, representing approximately 86.8% of all shares entitled to be voted at the Annual Meeting. The matters presented for a vote and the related results are as follows:

1. ELECTION OF DIRECTORS

Proposal one was the election of two nominees to serve as directors of the Company for terms of three years. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Abstain	Broker Non-Votes

Vernon “Bud” O. Hamilton	45,294,989	1,476,991	10,753	6,736,608

Andrew B. Balson	46,240,236	532,215	10,282	6,736,608

Pursuant to the foregoing votes, the two nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional Director nominations brought before the Meeting.

2. APPROVAL OF AMENDED AND RESTATED DOMINO’S PIZZA, INC. EMPLOYEE STOCK PAYROLL DEDUCTION PLAN

Proposal two was the approval of the Amended and Restated Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
45,363,956	1,410,654	8,123	6,736,608

Pursuant to the foregoing votes, the Amended and Restated Domino’s Pizza, Inc. Employee Stock Payroll Deduction Plan was approved.

3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal three was the advisory vote on the approval of the executive compensation of the named executive officers of Domino’s Pizza, Inc. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
45,920,827	846,362	15,544	6,736,608

Pursuant to the foregoing votes, the executive compensation of the named executive officers of Domino’s Pizza, Inc. was approved in this non-binding advisory vote.

4. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal four was an advisory vote with respect to the frequency of future advisory votes on the executive compensation of Domino’s Pizza, Inc. The result of the vote was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
32,201,119	96,759	14,467,798	17,057	6,736,608

The Board of Directors will evaluate the results of this non-binding advisory vote and make a determination as to whether the Company will submit future advisory votes on executive compensation every one, two or three years.

5. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal five was the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accountant for the current fiscal year. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
53,360,196	135,712	23,433	—

Pursuant to the foregoing votes, the ratification of PricewaterhouseCoopers LLP as the independent registered public accountant for the current fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: May 6, 2011	/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President